As Filed with the Securities and Exchange Commission on September 18, 2003, Registration No.
Registration No. 333-43170 on August 7, 2000

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

IDEXX LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	01-0393723
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
One IDEXX Drive, Westbrook, Maine	04092
(Address of principal executive offices)	(Zip Code)

2000 DIRECTOR OPTION PLAN
(Full Title of the Plan)

Conan R. Deady, Esq.
General Counsel
IDEXX Laboratories, Inc.
One IDEXX Drive, Westbrook, Maine 04092
(Name and Address of Agent For Service)

(207) 856-0300
(Telephone number, including Area Code, of Agent for Service)

        Pursuant to a registration statement on Form S-8 (the “2000 Plan Registration Statement”) filed with the Commission on August 7, 2000 (File No. 333-43170), the Registrant registered 200,000 shares of Common Stock, $.10 par value per share of IDEXX Laboratories, Inc. (the “Company”) in connection with the Company’s 2000 Director Option Plan (“2000 Plan”). The 2000 Plan Registration Statement covered shares of Common Stock issuable upon the exercise of options granted under the 2000 Plan. As of May 21, 2003, an aggregate of 82,390 shares of Common Stock covered by the 2000 Plan Registration Statement had not previously been issued or were not subject to outstanding stock options (the “Unused 2000 Shares”).

        This Post-Effective Amendment No. 1 to the 2000 Plan Registration Statement is being filed for the purpose of transferring the Unused 2000 Shares to a new registration statement on Form S-8 registering 1,850,000 shares of Common Stock issuable pursuant to stock based awards to be issued under the Company’s 2003 Stock Incentive Plan.

SIGNATURES

        Pursuant to Rule 478 under the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westbrook, State of Maine on this 18th day of September, 2003.

IDEXX LABORATORIES, INC.

By: /s/ Conan R. Deady
Conan R. Deady Vice President, General Counsel and Secretary